State of Minnesota

SECRETARY OF STATE

CERTIFICATE OF INCORPORATION

I, Joan Anderson GroWe, Secretary of State of Minnesota, do certify that: Articles of Incorporation, duly signed and acknowledged under oath, have been filer this date in the Office of the Secretary of State, for—incorporation of the following corporation, under and in accordance with the provisions of the chapter of Minnesota Statutes listed below.

This corporation is now legally organized under the laws of Minnesota.

Corporate Name: Nuveen Municipal Income Fund, Inc.

Corporate Charter Number: 5V-912

Chapter Formed Under: 3021

This certificate has been issued on 02/26/1988.

Secretary of State. 5596

5597

ARTICLES OF INCORPORATION

OF

NUVEEN MUNICIPAL INCOME FOND, INC.

THIS IS TO CERTIFY:

That the undersigned does hereby establish a corpo-

ration under and by virtue of the Minnesota Business Corporation Act, Chapter 302A, Minnesota Statutes and does hereby adopt the following Articles of incorporation.

FIRST: The name and address of the incorporator signing these Articles of Incorporation are as follows:

Address

James J. Wesolowski 333 West Wacker Drive

Chicago, Illinois 60606

SECOND: The name of the Corporation is: Nuveen

Municipal Income Fund, Inc. (the “Corporation”).

THIRD: The purposes for which the Corporation

is formed and the business to be carried on and promoted by

it are as follows;

To hold, invest, and reinvest its

funds, and in connection therewith to hold part or all of its funds in cash, and to purchase or otherwise sell, assign, negotiate, transfer, exchange or otherwise dispose of or turn to account or realize upon securities and other nego- tiable or non-negotiable instruments, name

5593

obligations and evidences of indebted- ness created or issued by any persons, firms, associations, corporations, syndicates, combinations, organizations, governments or subdivisions thereof, and generally deal in any such securities and other negotiable or non-negotiable instruments, obligations and evidences of indebtedness; and to exercise, as owner or holder of any securities or other instruments, all rights, powers, and privileges in respect thereof; and to do any and all acts and things for the preservation, protection, improve- ment, and enhancement in value of any and all such securities or other instruments and, in general, to conduct the business of an closed-end investment company as that term is defined in the Act of Congress entitled the Investment Company Act of 1940, as amended:

To issue and sell shares of its own capital stock from time to time on such terms and conditions, for such purposes and for such amount or kind of considera- tion (including, without limitation thereto, securities) now or hereafter permitted by the laws of the State of Minnesota and by these Articles of Incor- poration as its Board of Directors may determine; and

To engage in any lawful act or activity for which corporations may be organized under the Minnesota Business Corporation Act.

The enumeration herewith of the objects and purposes of the Corporation shall be construed as Powers objects and purposes and shall not be deemed to exclude by inference any powers, objects or purposes which the Corporation is empowered to whether expressly by force of the laws of the State of Minnesota now or hereafter in effect, or impliedly by the reasonable construction of such laws.

-4- AS WELL AS EXERCISE,

5599 -3- (A) (B)

FOURTH: The address of the registered office of the Corporation in the State of Minnesota is 405 Second

Avenue South, Minneapolis, Minnesota 55401. The name of its resident agent at such address is CT Corporation System, Inc.

FIFTH; The total number of shares of stock which the Corporation is authorized to issue is Two Hundred Million (200,000,000) shares of common stock, par value $.01 per share and of the aggregate par value of Two Million Dollars ($2,000,000) (the “Common Stock”), all of which shall be of the same class and have equal voting rights. The Common Stock shall be subject to the following restrictions, con- ditions, and provisions:

In the event of the liquidation or dissolution of the Corporation, the holders of the Common Stock shall be entitled to receive pro rata the net distribut- able assets of the Corporation.

The holders of shares of the Common Stock shall not, as such holders, have any right to acquire, purchase or subscribe for any shares of Common Stock or securities of the Corporation which it may hereafter issue or sell (whether out of the number of shares authorized by these Articles of Incorporation, or out of any shares acquired by it after the issuance thereof,

5600

or otherwise), other than such right, if any, as the Board of Directors of the Corporation in its discretion may determine.

Dividends, when, as and if declared by the Board of Directors, shall be shared equally by the holders of Common Stock on a share for share basis.

The Board of Directors may direct that any dividends so declared and distributed shall be paid in cash to the holder or, alternatively, may direct that any such dividends be reinvested in full and fractional shares of the Corporation if such holder elects to have them reinvested.

If any shares of Common Stock shall have been purchased or otherwise reacquired by the Corporation in accordance with law, all shares so purchased or otherwise reacquired shall be retired automatically, and such retired shares shall have the status of authorized but unissued shares of Common Stock and the number of authorized shares of Common Stock of the Corporation shall not be reduced by the number of any shares retired.

The value of the net assets of the Corporation as of any relevant time shall be determined by such person or persons which term shall include any firm, corporation, trust, or association) as the Board of Directors of the Corporation, from time to time, may (C) (D) (E)

5601

authorize, such determination to be made in accordance with generally accepted accounting principles by deducting from the gross value of the assets belonging to the Corporation at such time the amount of all liabilities, including expenses incurred or accrued and unpaid, such reservations as may be established to cover (i) taxes in respect of net realized gains and potential taxes to be paid in respect of the excess, if any, of the un- realized gains over unrealized losses and (ii) any other liabilities, and such other deductions as may be determined by or under the authority of the Board of Directors. The net asset value per share of the Corporation’s Common Stock shall be determined at the time or times here- inbelow set forth by dividing the value of the net assets of the Corporation by the total number of out- standing shares (excluding treasury shares). The Board of Directors is empowered, in its absolute discretion, to establish other methods for determining such net asset value whenever such other methods are deemed by it to be necessary in order to enable the Corporation to comply with, or are deemed by it to be desirable provided they are not inconsistent with, any provision of the Investment Company Act of 1940 as amended, or any rule or regulation thereunder. The net asset value

5602

per share of the Corporation’s Common Stock shall be determined as of the close of trading on the last day of each week on which the New York Stock Exchange (the

“Exchange”) is open for trading.

in determining the gross value of the assets

of the Corporation, portfolio securities and other assets will be valued at fair value using methods determined in good faith by the Board of Directors.

The Corporation may suspend the determination of net asset value (i) during any period when the Exchange is closed (other than customary weekend and holiday closings), (ii) when trading in the markets the corporation normally utilizes is restricted, or an emergency exists as determined by the Securities and Exchange Commission (the “Commission”) so that disposal of the Corporation’s investments or determination of its net asset value is not reasonably practical, or (iii) for such other periods as the Commission may by order permit for protection of the holders of shares of (f)

the Common Stock.

Shares of Common Stock shall be issued from

time to time either for cash or for such other considerations (which may be in any one or more instances a certain specified consideration or certain specified con-

5603 (G)

siderations) as the Board of Directors, from time to time, may deem advisable, in the manner and to the extent now or hereafter permitted by the laws of the State of Minnesota; provided, however, that the consideration or the value thereof as determined by the Board of Directors) per share to be received by the Corporation upon the issuance or sale of any share (including treasury shares) shall not be less than the par value thereof and not less than the net asset value per share of the Corporation’s Common Stock determined as provided in Paragraph (e) of this article FIFTH as of a time not earlier than the close of business on the last day of the next preceding week on which the Exchange was open for trading and not later than the close of business on the last day of the week on which the shares are sold or, if the Exchange is not open for trading on that day, not later than the close of trading on the next day on which the Exchange is open for business, as the Board of Directors shall determine.

The Corporation may issue shares of its Common Stock in fractional denominations to the same extent as its whole shares, and shares in fractional denominations shall be shares of Common Stock having proportionately to the respective fractions represented thereby all the

5604

rights of whole shares, including, without limitation, the right to vote, the right to receive dividends and distributions and the right to participate upon liquidation of the Corporation, but excluding the right to receive a certificate representing fractional shares.

SIXTH: (a) The initial number of directors of

the Corporation shall be seven. The By-Laws of the Corpora- tion may fix the number of directors at a number greater or less than seven and may authorize the Board of Directors, by to increase or decrease the number of directors fixed by these Articles of Incorporation or by the By-Laws within limits specified in the By-Laws.

The names of the persons who will serve as

the initial directors of the Corporation are as follows: Royce A. Hoyle, Jr., Donald E. Sveen, Richard J. Franke, Robert G. Sether, Margaret K. Rosenheim, Frank P. Wendt the vote of the majority of the entire board of directors, (b) (c)

and William R. Wilkerson.

Beginning with the first annual meeting of

shareholders (the “First Annual Meeting”), the Board of Directors shall be divided into three classes: Class I, Class II and Class III. The terms of office of the

5605

classes of directors elected at the First Annual Meeting shall expire at. the times of the annual meeting of shareholders as follows: Class I — 1990,

Class II — 1991, and Class III — 1992 or thereafter in each case when their respective successors are elected and qualified. At each subsequent annual election, the directors chosen to succeed those whose terms are expiring shall be identified as being of the same class as the directors whom they succeed and shall be elected for a term expiring at the time of the third succeeding annual meeting of shareholders, or thereafter in each case when their respective successors are elected and qualified. If the number of directors is changed, any increase or decrease shall be apportioned among the classes by resolution of the Board of Directors so as to maintain the number of directors in each class as nearly as equal as possible, but in no case shall a decrease in the number of directors shorten the term of any incumbent director.

Any vacancy occurring in the Board of Directors

may be filled by a majority of the directors in office.

A new directorship resulting from an increase in the

number of directors shall be construed to be a vacancy. (d)

5606

Any director elected to fill a vacancy shall be in the same class and have the same remaining term as that of the predecessor,

A director may be removed from office only for “Cause” (as hereinafter defined) and only by action of the shareholders taken by the holders of at least sixty-six and two-thirds percent (66 2/3%) of the out- standing Common Stock. “Cause” shall require willful misconduct, dishonesty, fraud or a felony conviction.

In addition to the voting requirements imposed by law or by any other provision of these Articles of Incorporation, the provisions set forth in this Article SIXTH may not be amended, altered or repealed in any respect, nor may any provision inconsistent with this Article SIXTH be adopted, unless such action is approved by the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the outstanding Common Stock.

SEVENTH: The following provisions are inserted for the management of the business and for the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and shareholders.

5607

All corporate powers of the corporation shall be exercised by the Board of Directors except as other- wise provided by law; provided, subject to the provi- sions of paragraph (c) of this Article SEVENTH, the Board ot Directors may delegate the management o£ the assets of the Corporation and such other functions as it may deem reasonable and proper to an Investment Adviser, as such term is hereinbelow defined, pursuant to a written contract. The Board o£ Directors may, by resolution or resolutions passed by a majority of the whole Board, designate one or more committees, each committee to consist of two or more of the direct the corporation, which, to the extent provided in said resolution or resolutions or In the By-laws of the corporation, shall have and may exercise the powers of the Board o£ Directors in the management of the busi- es and affairs of the Corporation, and may have power to authorize the seal of the Corporation to be affixed to all papers which may require it.

lb) a contract or other transaction between the

Corporation and any of its directors or between the Corporation and an organization in which any of its directors Is a director, officer, or legal representa- tive or has a material financial Interest is not void

5603

or voidable because the director or directors or other organizations are parties or because the director or directors are present at the meeting of shareholders or the board or a committee at which the contract or trans- action is authorized, approved or ratified, if: (i) the contract or transaction was, and the person asserting the validity of the contract or transaction sustains the burden of establishing that the contract or transaction was, fair and reasonable as to the corporation at the time it was authorized, approved, or ratified;

(ii) the material facts as to the contract or transaction and as to the director’s or directors’ interest are fully disclosed or known to the shareholders and the contract or transaction is approved in good faith by the holders of a majority of the outstanding shares, but shares owned by the interested director or directors shall not be counted in determining the presence of a quorum and shall not be voted; or (iii) the material facts as to the contract or transaction and as to the director’s or directors’ interest are fully disclosed or known to the board or a committee, and the board or committee authorizes, approves, or ratifies the contract or transaction in good faith by a majority of the board or committee, but the interested director or directors

5609

shall not be counted in determining the presence of a quorum and shall not vote.

The Corporation may enter into a written contract with one or more persons (which term shall include any firm, corporation, trust or association), herein- after referred to as the “Investment Adviser”, to act as investment adviser to the Corporation and as such to perforin such functions as the Board of Directors may deem reasonable and proper, including, without limi- tation, investment advisory, management, research, valuation of assets, clerical and administrative func- tions. Any such contract shall be subject to the approval of those persons required by the Investment Company Act of 1940 to approve such contract, and shall be terminable at any time upon not more than 60 days’ notice by resolution of the Board of Directors or by vote of a majority of the outstanding shares of Common Stock.

Subject to the provisions of paragraph (b) of this Article SEVENTH, any such contract may be made with any firm or corporation in which any director or directors of the Corporation may be interested. The compensation of the Investment Adviser may be based upon a percentage of the value of the net assets of the (c) (d)

5610 (d)

Corporation percentage of the income or gross

realized or unrealized gain of the Corporation, or a combination thereof, or otherwise, as may be provided in such contract.

Upon the termination of any contract with Nuveen Advisory Corp., or any corporation affiliated with John Nuveen & Co. incorporated, acting as invest- ment Adviser, the Board of Directors is hereby author- ized to promptly change the name of the Corporation to a name which does not include “Nuveen” or any approxi- mation or abbreviation thereof.

The Board of Directors shall have authority to appoint and enter into a written contract or con- tracts with an underwriter or distributor or distrib- utors as agent or agents for the sale of shares of the Corporation and to pay such underwriter, distributor or distributors and agent or agents such amounts as the Board of Directors may in its discretion deem reason- able and proper. Subject to the provisions of para- graph (b) of this Article SEVENTH, any such contract may be made with any firm or corporation, inducing, without limitation, the investment Adviser, or any firm or corporation in which any director or directors of

5611 (e) (f) (g)

the Corporation or the Investment Adviser may be interested.

The Board of Directors is hereby empowered to authorize the issuance from time to time of any class or series of class of shares of Common Stock, whether now or hereafter authorized, for such consideration as the Board of Directors may deem advisable, subject to such limitations and restrictions as may be set forth in these Articles of Incorporation or in the By-Laws of the Corporation, or in the laws of the State of Minnesota.

The Board of Directors shall have the power

to make, alter, amend or repeal the By-Laws of the Corporation, and to adopt any new By-Laws, except to the extent that the By-Laws may otherwise provide; provided, however, that any such By-laws may be altered, amended or repealed, or new By-Laws may be adopted, by the shareholders of the Corporation,

The Board of Directors shall have power from time to time to set apart out of any funds of the Corporation available for dividends a reserve or reserves for any proper purpose, and to abolish any such reserve.

(h) Any determination made by or pursuant to the direction of the Board of Directors in good faith and consistent with the provisions of these Articles of

5612

Incorporation as to any of the following matters shall be final and conclusive and shall be binding upon the Corporation and every holder at any time of shares of Common Stock, namely: the amount of the assets, obligations, liabilities and expenses of the Corporation; the amount of the net income of the Corporation from dividends and interest for any period and the amount of assets at any time legally available for the payment of dividends or distributions: the amount, purpose, time of creation, increase or decrease, alteration or cancellation of any reserves or charges and the propriety thereof (whether or not any obligation or liability for which such reserves or charges were created shall have been paid or discharged; the market value, or any quoted price to be applied in determining the market value, of any security owned or held by the Corporation; the fair value of any security for which quoted prices are not readily available, or of any other asset owned or held by the Corporation; the number of shares of the Corpora- tion issued or issuable; the net asset value per share; any matter relating to the acquisition, holding and depositing of securities and other assets by the Corpora- tion; any question as to whether any transaction con- stitutes a purchase of securities on margin, a short

5613

sale of securities, or an underwriting of the sale of, or participation in any underwriting or selling group in connection with the public distribution of, any securities, and any matter relating to the issue, sale, repurchase, and/or other acquisition or disposition of shares of Common Stock of the Corporation. No provision of these Articles of Incorporation shall be effective to (i) require a waiver of compliance with any provision of the Securities Act of 1933, as amended, or the Invest- ment Company Act of 1940, as amended, or of any valid rule, regulation or order of the Commission thereunder, or (ii) protect or purport to protect any director or officer of the Corporation against any liability to the Corporation or to its security holders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office.

EIGHTH: To the maximum extent permitted by the Minnesota Business Corporation Act, as from time to time amended, the Corporation shall indemnify its currently acting and its former directors, officers, employees and agents, and those persons who, at the request of the Corporation serve or have served another corporation, partnership, joint venture, trust or other enterprise In one or more such capac-

5614

ities. The indemnification provided for herein shall not be deemed exclusive of any other rights to which those seek- ing indemnification may otherwise be entitled.

Expenses (including attorneys’ fees) incurred in defending a civil or criminal action, suit or proceeding (including costs connected with the preparation of a settlement) may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding, if authorized by the Board of Directors in the specific case, upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay that amount of the advance which exceeds the amount which it is ultimately determined that he is entitled to receive from the Corporation by reason of indemnification as authorized herein; provided, however, that prior to making any such advance at least one of the following conditions shall have been met: (1) the indem- nitee shall provide a security for his undertaking, (2) the Corporation shall be insured against losses arising by reason of any lawful advances, or (3) a majority of a quorum of the disinterested, non-party directors of the Corporation, or an independent legal counsel in a written opinion, shall determine, based on a review of readily available facts, that there is reason to believe that the indemnitee ultimately will be found entitled to indemnification.

5615

Nothing in these Articles of Incorporation or in the By-Laws shall be deemed to protect or provide indemnifi- cation to any director or officer of the Corporation against any liability to the Corporation or to its security holders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office (“disabling conduct”), and the Corporation shall not indem- nify any of its officers or directors against any liability to the Corporation or to its security holders unless a determination shall have been made in the manner provided hereafter that such liability has not arisen from such officer’s or director’s disabling conduct. A determination that an offi- cer or director is entitled to indemnification shall have been properly made if it is based upon (1) a final decision on the merits by a court or other body before whom the proceeding was brought that the indemnitee was not liable by reason of disabling conduct or, (2) in the absence of such a decision, a reasonable determination, based upon a review of the facts, that the indemnitee was not liable by reason of disabling conduct, by (a) the vote of a majority of a quorum of directors who are neither “interested persons” of the Corporation as defined in the Investment Company Act of 1940 nor parties to the proceeding, or (b) an independent legal counsel in a written opinion.

5616

NINTH: The existence of the Corporation shall be

perpetual.

TENTH: Any action required or permitted to be taken by the board of directors may be taken by written action signed by that number of directors that would be required to take the same action at a meeting of the board at which all directors were present.

ELEVENTH: (a) Notwithstanding any other provi- sion of these Articles of Incorporation, an affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the outstanding common Stock shall be required to approve, adopt or authorize (i) a conversion of the Corporation from a closed-end investment company to an open-end investment company; provided, however, that, commencing in calendar year 1993, and in each fiscal year thereafter, such a conversion may be approved by the affirmative vote of the holders of a majority of the outstanding Common Stock, if (A) the Corporation’s Common Stock has traded on the Exchange at an average discount from net asset value of more than 10%, determined on the basis of the discount as of the end of the last trading day in each week during the twelve calendar weeks preceding the beginning of calendar year 1993 and each fiscal year thereafter, and (B) such a conversion has been approved by the affirmative vote of a majority of the total

5617

number of directors fixed in accordance with the By-Laws,

a merger or consolidation of the Corporation with any other corporation or a reorganization or recapitalization,

a sale, lease or transfer of all or substantially all of the assets of the Corporation (other than in the regular course of the Corporation’s investment activities), or (iv) a liquidation or dissolution of the Corporation, unless such action has previously been approved, adopted or authorized by the affirmative vote of two-thirds of the total number of directors fixed in accordance with the By-Laws.

In addition to the voting requirements imposed by law or by any other provision of these Articles of Incorpo- ration, the provisions set forth in this Article ELEVENTH may not be amended, altered or repealed in any respect, nor may any provision inconsistent with this Article ELEVENTH be adopted, unless such action is approved by the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the outstanding Common Stock.

TWELFTH: No person who was or is a director of the Corporation shall be personally liable to the Corporation or its shareholders for monetary damages for any breach of fiduciary duty as a director except for liability (a) for any breach of the director’s duty of loyalty to the Corpora- tion or its shareholders, (b) for acts or omissions not in (b) (iii)

5613

(b) good faith or that involve intentional misconduct or a knowing violation of law, (c) under Section 302A.559 or 80A.23 of the Minnesota Business Corporation Act, (d) for any transaction for which the director derived an improper personal benefit or (e) for any act or omission occurring prior to the date of this Article TWELFTH becomes effective.

THIRTEENTH: (a) The Corporation reserves the right to amend, alter, change or repeal any provision con- tained in these Articles of Incorporation, in the manner now or hereafter prescribed by statute, and any contract rights conferred upon the shareholders are granted subject to this reservation.

Notwithstanding the foregoing, the provisions set forth in Articles SIXTH and ELEVENTH may not be amended, altered or repealed in any respect, nor may any provision inconsistent with any of such Articles be adopted unless such amendment, alteration, repeal or inconsistent provision is approved as specified in each such respective Article.

IN WITNESS WHEREOF, I have signed these Articles of Incorporation on this 25th day of February, 1988.

Incorporator witness

STATE OF ILLINOIS

5610

} SS

COUNTY OF COOK

Evika Raskopf , a notary public, in

and for the County of Cook in the state of Illinois, do hereby certify that James J. Wesolowski personally known to me to be the same person whose name is subscribed to the foregoing Articles of Incorporation, appeared before me this day in person and acknowledged that he signed and delivered the foregoing Articles of Incorporation as his free and volun- tary act, for the uses and purposes therein set forth.

Given under my hand and official seal this 25th day of February, 1988.

Official seal Erika raskopl notary public state of DGoois My Commission Expires 10-6-91

Notary public

STATE or MINNESOTA’ OF PARTMENT OF STATE

FILED

FEB 26 1988

(Seal) I,

MINNESOTA SECRETARY OF STATE 22404870002

NOTICE OF CHANGE OF REGISTERED OFFICE/REGISTERED AGENT

Please read the instructions on the back before completing this form.

Entity Name:

See Attached List

Registered Office Address (No. & Street): List a complete street address or rural route and rural route box number. A post office box is not acceptable.

100 South Fifth St. Suite 1075 Minneapolis mn 55402

Street City State Zip Code

Registered Agent (Registered agents are required for foreign entities but optional for Minnesota entities):

If you do not wish to designate an agent you must list “NONE” in this box. DO NOT LiST THE ENTITY NAME.

In compliance with Minnesota Statutes, Section 302A.123, 303.10, 308A.025, 317A.123 or 322B.135 I certify that the above listed company has resolved to change the entity’s registered office and/or agent as listed above.

I certify that I am authorized to execute this notice and I further certify that I understand that by signing this notice I am subject to the penalties of perjury as set forth in Minnesota Statutes Section 609.48 as if I had signed this notice under oath.

Signature of Authorized person

Name and Telephone Number of a Contact Person : Marie Hauer(212) 894-8504

please print legibly

Filing Fee: For Profit Minnesota Corporations, Cooperatives and Limited Liability Companies: $35.00.

Minnesota Nonprofit Corporations: No $35.00 fee is due unless you are adding or removing an agent.

Non-Minnesota Corporations: $50.00.

Make checks payable to Secretary of State (YOUR CANCELLED CHECK IS YOUR RECEIPT).

MAIL TO: Secretary of State Corporate Division

180 State Office Building .

. 100 Rev. Dr. Martin Luther King Jr. Blvd St. Paul, MN 55155-1299 (No walk-in service available at this location for corporate, UCC or notary)

Walk-In service is available at our public counter located in the Minnesota State Retirement System Bldg. 60 Empire Drive, Suite #100, St. Paul, MN 55103,

04/10/2007 List of DC Entities for global RO Amendment DTN 22404870002

Charter* Type Business Name

6K-890 DC 1145 ARGYLE CORPORATION

6H-874 DC 717 HE Minneapolis, Inc.

4Y-1 DC A P Meritor, Inc.

1585630-2 DC AAA Galvanizing of Minnesota, Inc.

12G-74 DC Accurate Contracting, Inc.

50-207 DC ACN Group, Inc.

9S-697 DC ACRO Business Finance Corp.

6H-932 DC ACT Teleconferencing Services, Inc.

8L-987 DC ACT VideoConferencing Inc.

389-AA DC ADM Milling Co.

1359944-2 DC Advance Digital Concepts Inc.

10Y-107 DC Advanced Component Technologies, Inc.

2214228-2 DC Advanced Home Services Inc.

4E-808 DC Advanced Respiratory, Inc.

12A-113 DC Advanced Specialized Technologies, Inc.

1950546-2 DC Advantix Corporation

4N-920 DC AEGON Financial Services Group, Inc.

2203446-2 DC AFC of Minnesota Corporation

228-AA DC Aggregate Industries - North Central Region, Inc.

11X-7918 DC Aggregate Industries Land Company, Inc.

1219221-4 DC Ainsworth Corp.

1914338-2 DC AJ’s Sales & Service Inc.

1327738-2 DC Alan deJesus, Inc.

7P-821 DC ALBERT LEA NEWSPAPERS, INC.

120-363 DC Aldi Inc. (Minnesota)

101-447 DC Alias, Inc.

6A-470 DC ALL AMERICAN SEMICONDUCTOR OF MINNESOTA, INC.

7W-907 DC ALLAN WEST CONSULTING, Inc.

Allied Pharmacy Cooperative

ALMO DISTRIBUTING MINNESOTA, INC.

Ambassador West Apartments, Inc.

AMERIC DISC U.S.A. - MINNESOTA’INC.

America’s Agricultural Workforce Cooperative

American Uniform Co.

AnA English Worldwide Co.

Antique Auto Restoration, Inc.

Applied Fluid Power, Inc.

Art ‘N Soul of Minnesota, Inc.

Associated Material Handling (Minnesota), Inc.

Assured Performance Cooperative

Atlas Cold Storage USA Inc.

ATM Management Services, Inc.

AUSTIN NEWSPAPERS, INC.

AUTOMATIC GARAGE DOOR AND FIREPLACES, INC.

Baldwin Financial Corporation

BANCNORTH INVESTMENT GROUP, INC.

Bannecker Design & Manufacturing Cooperative

Banta Direct Marketing, Inc.

Banta Finance Corporation

Barge Channel Road Company

Bay State Milling Company

Bear Stearns Residential Mortgage Corporation - Mi

Bell Industries, Inc.

Benchmark Hospitality of Minnesota, Inc.

Beneficial Loan & Thrift Co.

BENEFIT INFORMATION SERVICES, INC.

Benson-Quinn Commodities, Inc.

Best Vendors Management Company, Inc.

1823145-2 DC

40-1005 DC

648-AA DC

8R-325 DC

2213010-4 DC

1-495 DC

2042928-2 DC

9W-156 DC

10-109 DC

11E-53 DC

90-453 DC

2159881-2 DC

123-184 DC

10J-498 DC

7P-820 DC

8K-106 DC

1359954-2 DC

7P-639 DC

1864993-2 DC

8A-440 DC

11X-776 DC

1053702-2 DC

726-AA DC

1523559-2 DC

T-500 DC

2090039-8 DC

Q-302 DC

8Y-610 DC

3F-507 DC

6Y-386 DC

Charter# Type Business Same

11K-975 DC bi-pro Marketing U.S.A. Limited, Inc.

2213010-2 DC Bio Security Cooperative of America

1865632-2 DC BKP HOLDINGS INC.

1125711-2 DC BlackRidge Financial, Inc.

2094517-2 DC Blue Water Home Design Studio Inc.

3F-273 DC Boart Longyear International Holdings, Inc.

7H-845 DC BOMBARDIER CAPITAL RAIL INC.

1509795-2 DC Bombay Vegan Inc.

2200881-7. DC Book Warehouse of Medford, Minnesota, Inc.

2196028-2 DC Border States Electric Supply of Minnesota, Inc.

1R-866 DC BounceBackTechnologies.com , Inc.

1F-666 DC Braas Company

4P-705 DC BROWN & BIGELOW, INC.

2D-274 DC Burckhardt Asset Subsidiary, Inc.

11B-4 DC BURKE GROUP MINNESOTA INC.

G-802 DC Burns Manufacturing Company

9P-246 DC Burnsville Sanitary Landfill, Inc.

26628-AA DC Butler Brothers

6W-71 DC Cajian Bell, Inc.

1056538-2 DC Camden Culinary, Inc.

10E-114 DC Campoco, Inc.

2U-900 DC Canaccord Capital Corporation (USA), Inc.

5K-445 DC Cannon Technologies, Inc.

11V-344 DC Carbon Collaborative, Inc.

70-22 DC Caribou Coffee Company, Inc.

11C-880 DC Caritas Technologies, Inc.

2223154-2 DC Carnegie Funding Inc.

7Z-27 DC CCT - Mall of America I, Incorporated

2R-96 DC CenterTherapy, Inc.

N-804 DC Central Roofing Company

2088666-3 DC Century Park Pictures Corporation

W-502 DC CenturyTel of Minnesota, Inc.

1957147-2 DC Cerealogy Incorporated

51-937 DC Certified Power, Inc.

9Y-141 DC Certiport, Inc.

3H-679 DC CF Companies, Inc.

1101482-2 DC CG Applied Economic Analysis, Inc.

6C-248 DC Champps Operating Corporation

12J-917 DC Charlie’s Clean Cars, Inc.

4V-1085 DC Checker Flag Parts, Inc.

SC-507 DC Chex Systems, Inc.

7V-686 DC Cirrus Aircraft Corporation

6P-396 DC CitiFinancial Auto, Ltd.

E-588 DC CitiFinancial Services, Inc.

IM-827 DC Clariant Life Science Molecules (America) Inc.

8P-493 DC Clark E. Johnson, Jr., Limited

2W-950 DC Cliffs Biwabik Ore-Corporation

4D-606 DC Comcast MO of Burnsville/Eagan. Inc.

5G-984 DC Comcast MO of Minnesota, Inc.

4C-370 DC Comcast MO of Quad Cities, Inc.

4D-611 DC Comcast MO of the North Suburbs, Inc.

4H-491 DC Comcast of St. Paul, Inc.

7S-753 DC Comcast Phone of Minnesota, Inc.

2P-1011 DC Comfort Systems USA (Twin Cities), Inc.

2G-319 DC CompuCom IT Solutions, Inc.

J-554 DC Contel of Minnesota, Inc.

6-AA DC Continental Machines, Inc.

2135575-2 DC CooperationWorks’

04/10/2007 List of DC Entities for Global RO Amendment DiN 22404870002

CharterS Type Business Name

U-374 DC CORDS BANKSHARES, INC.

4D-I82 DC CRYSTEEL INTERNATIONAL MARKETING, LTD.

1Q-665 DC Crysteel Manufacturing, Inc.

78-919 DC CSI Staff, Incorporated

6K-435 DC Culligan Store Solutions, Inc.

91-67 DC D & K OF MINNESOTA, INC.

5N-197 DC DACCO/DETROIT OF MINNESOTA, INC.

2C-150 DC Dakota Barge Service, Inc.

3G-777 DC Dalson Foods, Inc.

6W-38 DC Dan & Jerry’s Greenhouses, Inc.

51-548 DC Dan’s Prize, Inc.

8C-326 DC Danbury Printing & Litho, Inc.

1944929-2 DC Dart Acquisition Corp.

26395-AA DC DCCO Inc.

1F-1 DC Dee-Co Holdings, Inc.

838830-2 DC Definity Health of New York, Inc.

4P-32 DC DELTA INTERNATIONAL MACHINERY CORP.

1364040-3 DC Deluxe Enterprise Operations, Inc.

2049525-2 DC Deluxe Johnson Corporation, Inc.

1364040-2 DC Deluxe Manufacturing Operations, Inc.

1364040-4 DC Deluxe Small Business Sales, Inc.

6H-580 DC Designer Doors Incorporated

2G-431 DC Detector Electronics Corporation

1325818-4 DC DGI Holding Corp.

30-392 DC Discount Tire Company of Minnesota, Inc.

12K-835 DC Diversified Web Systems, Inc.

7H-889 DC DLR Group inc.

F-133 DC DoALL Industrial Supply Corp.

7Q-542 DC DPW Publishing, Inc.

11L-837 DC DRI-STEEM Corporation

26591-AA DC Duluth, Winnipeg and Pacific Railway Company

1925649-2 DC Dutch Holdings, Inc.

1Z-225 DC Dyco Petroleum Corporation

6S-768 DC E-Z-Dock, Inc.

N-541 DC E. F. Johnson Company

9K-432 DC ECA Marketing, Inc.

1438285-8 DC EFS Inc.

10P-820 DC eFunds Global Holdings Corporation

9U-353 DC eFUNDS OVERSEAS, INC.

798728-2 DC Esmond Associates Ltd

2X-1033 DC Elk River Landfill, Inc.

8X-147 DC Elna International Corporation

1013855-5 DC Emerald Express, Inc.

10N-822 DC Empi Corp.

3B-418 DC Empi, Inc.

120-177 DC Encore Software, Inc.

3S-966 DC Engineering Repro Systems, Inc.

9F-218 DC ENNUIGO, INC.

51-195 DC Enterprise Leasing Company

10K-495 DC EquiFirst Mortgage Corporation of Minnesota

8J-446 DC Equity One, Inc.

5K-369 DC Eschelon Telecom of Minnesota, Inc.

9V-110 DC Evolvable Corporation

10C-921 DC Express Payday Loans, Inc.

1201759-2 DC Express Plumbers Inc.

1336693-2 DC Fabrique Horlogerie Internationale, Inc.

110-500 DC Face Fire Inc.

195029D-4 DC Fairview Road Company

Charter* Type Business Name

8M-255 DC Faithful+Gould, Inc.

611-AA DC Federal Cartridge Company

7P-822 DC FERGUS FALLS NEWSPAPERS, INC.

10N-517 DC Fieldwork Minneapolis, Inc.

4L-581 DC FILTRA TECH SYSTEMS, INC.

11M-969 DC First Choice Bancorp

12L-496 DC First NLC, Inc.

6Y-975 DC First Protection Company

3J-929 DC First Protection Corporation

5F-1077 DC First Team Sports, Inc.

10T-617 DC Flair Flexible Packaging Corp. (USA)

1Z-718 DC Flavorite Laboratories, Inc.

11T-776 DC Fortran Traffic Systems, Inc.

5Q-51 DC FORUM BIG SAND LAKE CO.

6Z-122 DC FRONTIER COMMUNICATIONS OF MINNESOTA, INC.

1447265-2 DC FRUITFUL BOUGH, INC.

0-800 DC Fullerton Properties, Inc.

6F-260 DC Future Dreams Inc.

1Y-621 DC G. M. Stewart Lumber Company, Inc.

1972954-2 DC G.Howard Inc.

7T-922 DC G.J. Hartman Corporation

4U-578 DC GALLERY PHYSICAL THERAPY CENTER, INC.

677845-2 DC Gallop Technologies, Inc

6W-906 DC GAME FINANCIAL CORPORATION

5W-606 DC Gamestop, Inc.

12G-73 DC GCM Xpress Inc.

BL-725 DC GDM Software Inc

12J-945 DC GS Osmonics, Inc.

1771163-3 DC GEM Wellness Products & Services Inc.

12G-101 DC Gemini Partners, Inc.

740072-3 DC Gen-ID Lab Services, Inc

11D-407 DC Geneon Entertainment (USA) Inc

7F-127 DC GenOx Corporation

1725094-2 DC Glenn Taylor & Associates, Inc.

740282-3 DC gohman sales corporation

1W-224 DC Granite City Ready Mix, Inc.

85-396 DC Grede-St. Cloud, Inc.

2E-483 DC Green Giant International, Inc.

12C-372 DC H & H Partners Inc.

582-AA DC H.D. HUDSON MANUFACTURING COMPANY

6T-578 DC H/C, Inc.

1273-AA DC Hallett Construction Company

26719-AA DC Hanson Pipe & Products Minnesota, Inc.

1421150-5 DC Hanson Pipe & Products Ohio, Inc.

X-625 DC Hanson Structural Precast Midwest, Inc.

95-281 DC Harsco Minnesota Corporation

10B-108 DC Harsco Technologies Corporation

80-278 DC Heartland Automotive Services, Inc.

4M-925 DC Helix Energy Solutions Group, Inc.

6K-376 DC HERZOG ENVIRONMENTAL, INC.

9W-414 DC Hespeler Hockey Holding, Inc.

7V-633 DC HFTA FOURTH CORPORATION

30-278 DC Hibbing Taconite Holding Inc.

2005515-2 DC HILL TOP INN MOTEL, INC.

5A-371 DC Hogenson Construction of North Dakota, Inc.

8L-150 DC Home Savings Bancorp.

95-759 DC Hormel Financial Services Corporation

4J-397 DC HOTLINE PRODUCTS, INC.

04/10/2007 List of DC Entities for Global RO Amendment DTN 22404870002 Page 3

Charter* Type Business Name

4D-465 DC Hubbard Broadcasting, Inc.

657581-2 DC HNC. Inc.

101-548 DC Iceberg Acquisition, Inc.

41-499 DC In Home Health, Inc.

11F-711 DC inergo corporation

8J-729 DC Infrared Solutions, Inc.

4W-892 DC Instantwhip-Minneapolis, Inc.

11U-394 DC Institute For Complementary & Alternative Medicine

991713-2 DC Insurance Intermediaries Inc.

9R-965 DC Integra Telecom of Minnesota, Inc.

1265025-2 DC Integrated Media Cooperative

1P-254 DC International Electro Exchange Corporation

3672-AA DC Iowa Holding Company

12K-17 DC Iron Berries Inc

70-776 DC Irresistible Ink, Inc.

S-467 DC Island Inn Company

12J-515 DC ISTATE TRUCK, INC.

7D-547 DC J. Griffin & Associates, Inc.

120-224 DC Jennie-0 Turkey Store International, Inc.

M-177 DC Jennie-0 Turkey Store, Inc.

1852321-2 DC JOHN F. TORTI ARCHITECTURAL CORPORATION

1955897-2 DC Jordan Motorworks Inc

1354665-2 DC Kaboban Corporation

11T-778 DC Katadyn North America, Inc.

3K-108 DC KEL Cablesystems of Minneapolis, Inc.

3N-814 DC KBL Cablesystems of the Southwest, Inc.

9M-882 DC Kensington Cottages Corporation of America

8W-317 DC Kenzercorp of Minnesota, Inc.

5E-483 DC Keystone Retaining Wall Systems, Inc.

10J-164 DC KIR Minnetonka 552, Inc.

. 8F-992 DC KMF, Inc.

7E-119 DC KMK DUNKA, INC.

1J-1103 DC Knife River Corporation - North Central

3V-472 DC Rost, Inc.

8B-20 DC KRUSE PAVING, INC.

5M-183 DC KSAX-TV, Inc.

1290234-2 DC Lakes Chiropractic Clinic Inc.

6X-926 DC Lallemand Specialties, Inc.

G-1125 DC Lambert Transfer Company

11H-244 DC Lancaster Laboratories, Inc.

SP-196 DC Landmark Contract Management, Inc.

1013-719 DC Landry’s Seafood House - Minnesota, Inc.

1291161-2 DC LastCallPos, Inc.

G-874 DC LB Real Properties, Inc.

2031700-2 DC Lehat Financial Corp.

120-414 DC Lettek Company

1T-927 DC Life Uniform Company of Minnesota

1841736-2 DC Lilbuddy Corporation

9C-610 DC LION HYDRAULICS INC.

9R-928 DC LISA MUELLER INC., INTERNATIONAL

2131851-2 DC Lithia of Minnesota, Inc.

7N-301 DC LONE STAR STEAKHOUSE & SALOON OF MINNESOTA, INC.

1N-929 DC LSI Corporation of America, Inc.

105-54 DC Macquarie Office (US) No 2 Corporation

1197776-3 DC Major League Merger Corporation

11P-436 DC Marathon Dairy Investment Corp.

7X-781 DC MARCUS NORTHSTAR, INC.

12M-265 DC Mark David Real Estate Services Inc.

Charter* Type Business Name

45-346 DC MARSHALLS OF RICHFIELD, MN., INC.

1364040-5 DC McBee Systems Ohio, Inc.

6L-438 DC McNeilus Companies, Inc.

60-58 DC McNeilus Financial Services, Inc.

1W-235 DC McNeilus Truck and Manufacturing, Inc.

4T-936 DC MEDALLION CABINETRY, INC.

7T-518 DC Medallion Capital, Inc.

Z-288 DC Medical Arts Press, Inc.

5Q-5137 DC Medtronic Asia, Ltd.

1U-997 DC Medtronic Bio-Medicus, Inc.

55-407 DC Medtronic China, Ltd.

SU-248 DC Medtronic International Technology, Inc.

6W-521 DC Medtronic International Trading, Inc.

5S-919 DC Medtronic Latin America, Inc.

1255969-4 DC Medtronic Pacific Trading, Inc.

8H-898 DC Medtronic Treasury International, Inc.

8H-900 DC Medtronic Treasury Management, Inc.

4R-233 DC Medtronic USA, Inc.

2N-808 DC Medtronic World Trade Corporation

1R-17 DC Meggitt Defense Systems Caswell, Inc.

8F-55 DC MEMO HOLDINGS, INCORPORATED

2219961-2 DC MIC Holdings, Inc.

2125905-2 DC Micro Craft Inc.

K-51 DC Mid-Continent Lumber Dealers Supply, Inc.

2035792-5 DC MidCountry Mortgage Investments, Inc.

1615174-2 DC Midwest Comic Book Association Inc.

111-211 DC Midwest Dental, Inc.

1788189-4 DC MIDWEST EQUITY CONSULTANTS, INC.

11M-148 DC MIDWEST INSURANCE SALES, INC.

2D-1037 DC Midwest of Cannon Falls, Inc.

D-688 DC Miller & Holmes, Inc.

51-827 DC MINNEAPOLIS MOTEL ENTERPRISES, INC.

5U-486 DC Minnesota Cable Properties, Inc.

1549183-2 DC Minnesota Early Autism Project, Inc.

8A-412 DC Minnesota Harbor Service, Inc.

88-445 DC Minnesota Lawn Maintenance, Inc.

1121867-2 DC Minnesota Linked Bingo Inc.

2200615-2 DC minnesota outboard corporation

12Q-166 DC Minnesota Pallet Company, Inc.

70-43 DC MINNESOTA PUBLISHERS, INC.

1972963-2 DC Minnesota specialty Finance Inc.

30298-AA DC Minnesota, Dakota & Western Railway Company

E-990 DC Mittel Steel USA-Ontario Iron Inc.

1Q-751 DC MLT Inc.

2A-616 DC Monarch Industries. Inc.

8E-997 DC Morgan Stanley Credit Corporation of Minnesota

10-34 DC Motel Sleepers, Inc.

119-243 DC MP&E Inc.

1H-1027 DC Mueller Sales Corp.

550-AA DC MUTUAL SERVICE LIFE INSURANCE COMPANY

4Q-82 DC National Benefit Resources, Inc.

7G-253 DC National Surgical Assistants Association, Inc.

6U-553 DC Navarre Biomedical, Ltd.

1364040-6 DC NESS Payroll Services, Inc.

2223110-2 DC Nelson Financial Corporation

7V-309 DC NEO Corporation

. 8Q-979 DC NEE MINNESOTA, INC.

1240937-2 DC NETECHNICA Inc.

04/10/2007 List of DC Entities for Global RO Amendment DIN 22404870002

Charter* Type Business Name

11R-352 DC NetPass Systems, Inc.

9J-11 DC NetSelector, Inc.

6A-195 DC Neve, Inc.

6T-474 DC New Money Express, Inc.

70-237 DC New Perspective of Minnesota, Inc.

835119-10 DC Newman Technology Partners, Inc.

9F-321 DC Nighthawk Transport, Incorporated

2K-228 DC Norstan Communications, Inc.

31-1050 DC Norstan Financial Services, Inc.

9P-189 DC Norstan International, Inc.

X-1183 DC Norstan, Inc.

5F-353 DC Nortel Cable Corporation

952274-3 DC NORTH AMERICAN TITLE COMPANY

2017288-4 DC North Industrial Road Company

4L-861 DC North Star Concrete Group, Inc.

2G-569 DC North Star Ice, Inc.

71-400 DC Northern Healthcare, Inc.

6Y-78 DC NORTHERN SUPPLY COMPANY, INC.

10-1169 DC NORTHSTAR MATERIALS, INC.

A-517 DC Northwest Airlines, Inc.

9A-646 DC NovaCare Rehabilitation, Inc.

4F-1154 DC NUGGET DRILLING CORPORATION

11W-853 DC NutriVision, Inc.

7N-922 DC Nuveen Arizona Premium Income Municipal Fund, Inc.

6U-587 DC Nuveen California Investment Quality Municipal Fun

60-119 DC Nuveen California Municipal Market Opportunity Pun

50-274 DC Nuveen California Municipal Value Fund, Inc

‘ 6L-326 DC Nuveen California Performance Plus Municipal Fund,

7C-755 DC Nuveen California Quality Income Municipal Fund, I

62-691 DC Nuveen California Select Quality Municipal Fund, I

7J-486 DC Nuveen Insured California Premium Income Municipal

7R-176 DC Nuveen Insured California Premium Income Municipal

7C-756 DC Nuveen Insured Municipal Opportunity Fund, Inc.

7J-487 DC Nuveen Insured New York Premium Income Municipal F

6V-328 DC Nuveen Insured Quality Municipal Fund, Inc.

60-120 DC Nuveen Investment Quality Municipal Fund, Inc.

7N-323 DC Nuveen Michigan Premium Income Municipal Fund, Inc

7C-757 DC Nuveen Michigan Quality Income Municipal Fund, Inc

6L-992 DC Nuveen Municipal Advantage Fund, Inc.

5V-912 DC Nuveen Municipal Income Fund, Inc.

60-121 DC Nuveen Municipal Market Opportunity Fund, Inc.

5N-667 DC Nuveen Municipal Value Fund, Inc.

6W-692 DC Nuveen New Jersey Investment Quality Municipal Fun

7N-324 DC Nuveen New Jersey Premium Income Municipal Fund, I

6U-586 DC Nuveen New York Investment Quality Municipal Fund,

5Q-275 DC Nuveen New York Municipal Value Fund, Inc.

6L-327 DC Nuveen New York Performance Plus Municipal Fund, I

7C-759 DC Nuveen New York Quality Income Municipal Fund, Inc

62-692 DC Nuveen New York Select Quality Municipal Fund, Inc

7C-760 DC Nuveen Ohio Quality Income municipal Fund, Inc.

6H-429 DC Nuveen Performance Plus Municipal Fund, Inc.

7F-170 DC Nuveen Premier Insured Municipal Income Fund, Inc.

7C-761 DC Nuveen Premier Municipal Income Fund, Inc.

7F-169 DC Nuveen Premium Income Municipal Fund 2, Inc.

7R-170 DC Nuveen Premium Income Municipal Fund 4, Inc.

5X-310 DC Nuveen Premium Income Municipal Fund, Inc.

6X-691 DC Nuveen Quality Income Municipal Fund, Inc.

6X-692 DC Nuveen Select Quality Municipal Fund, Inc.

Charter* Type Business Name 4

21-607 DC Octagon Risk Services, Inc.

2109202-2 DC Olson Brothers Distributing, Inc.

111-250 DC Omni workspace Company

6A-300 DC On Time Delivery Service, Inc.

2L-874 DC Ontario Eveleth Company

2L-800 DC Ontario Ribbing Company

1196367-2 DC Orlin Research, Inc.

7C-899 DC ORR-SCHELEN-MAYERON & ASSOCIATES, INC.

3A-463 DC Orrin Thompson Construction Company

4M-65 DC ORRIN THOMPSON HOMES CORP.

10A-543 DC Oshkosh/McNeilus Financial Services, Inc.

5H-893 DC OTTER TAIL VALLEY RAILROAD COMPANY, INC.

1560402-2 DC PAN-MOR INC.

8M-289 DC Party America Franchising, Inc.

10C-6 DC Parvest, Inc.

1527241-2 DC Paul Bunyan Tools, Inc.

783516-2 DC Paul Weitz DVM, PSC

9N-663 DC Pen Rite Systems, Inc:

11G-919 DC Pet Services of Minnesota, P.C.

5Y-266 DC Peterson Demolition, Inc.

9W-503 DC PhytoLabs, Inc.

SF-522 DC Pickands Hibbing Corporation

48-707 DC Planmark, Inc.

924220-2 DC Plantavit Cooperative

10T-31 DC PlantFloor.com , Incorporated

6Q-17 DC PLASMA COATINGS OF MN INC.

11T-304 DC Platco Inc.

3S-750 DC PP AP Printing, Inc.

1P-528 DC Preferred Products Inc.

4P-440 DC PRIMEVEST Financial Services, Inc.

7P-410 DC Prism Strategic Services, Inc.

1858660-2 DC PRO HOME WORKS, INC.

0-1036 DC Product Design & Engineering, Inc.

F-724 DC Professional Services Group, Inc.

6D-240 DC Protective Coatings Technology, Inc.

1943577-2 DC Provident Waste Solutions, Inc.

12P-641 DC ProviNet Corporation

7G-884 DC PROXIMITY CONTROLS CORP.

8Q-375 DC PT/ Communications of Minnesota, Inc.

12Q-300 DC Quantrell Cadillac, Inc.

10R-743 DC Quartz Surface Supplies, Inc.

8C-826 DC Rainforest Cafe, Inc.

10A-234 DC RAY PETERSON CONSULTING, INC.

2B-463 DC Re-Cy-co, Inc.

COOP-3761 DC Recreational Equipment, Inc.

9W-162 DC RecruitUSA Inc.

9C-609 DC RED LION INC.

45-751 DC Red Rock of Minnesota, Inc.

31-1140 DC Redmond Products, Inc.

11T-856 DC Relativity Studio, Inc.

1256199-2 DC Reliance Capital Corporation

3Z-1007 DC ReliaStar Investment Research, Inc.

9V-572 DC ReliaStar Payroll Agent, Inc.

10E-439 DC REM ARROWHEAD, INC.

3Y-546 DC REM Central Lakes, Inc.

2Q-574 DC REM Consulting & Services, Inc.

6B-752 DC REM Health, Inc.

2M-309 DC REM Heartland, Inc.

04/10/2007 List of DC Entities for Global RO Amendment DTN 22404870002 Page 5

Charter* Type Business Name

4V-196 DC REM Hennepin, Inc.

9N-383 DC REM Home Health, Inc.

6X-824 DC REM Management, Inc.

9R-94 DC REM Minnesota Community Services, Inc.

6W-354 DC REM Minnesota, Inc.

9X-102 DC REM North Star, Inc.

50-246 DC REM Ramsey, Inc.

6M-347 DC REM River Bluffs, Inc.

4V-528 DC REM South Central Services, Inc.

3R-467 DC REM Southwest Services, Inc.

8/-635 DC REM Woodvale, Inc.

3X-322 DC REM, Inc.

108-951 DC Rice Farm Supply, Inc.

5G-671 DC RIDGEDALE PRINTS PLUS, INC.

983954-3 DC Right Click Technologies Incorporated

11Q-818 DC Rise to Fame Inc.

1T-474 DC Risk Planners, Inc.

4N-316 DC Ritrama, Inc.

1468701-2 DC Riza Technologies INC.

55-987 DC Rogers Benefit Group, Inc.

3N-166 DC Rosen Manufacturing Company

Q-487 DC Rosemount Inc.

Y-702 DC Sanford Associates, Inc.

1467757-2 DC SCC Holding Corporation

90-920 DC Schreiber Technologies, Inc.

121-911 DC Schwan’s Global Consumer Brands, Inc.

121-913 DC Schwan’s Global Food Service, Inc.

1253236-6 DC Schwan’s Global Home Service, Inc.

12L-841 DC Schwan’s Global Supply Chain, Inc.

121-915 DC Schwan’s Research and Development, Inc.

120-969 DC Schwan’s Sales Enterprises, Inc.

F-797 DC Scott-Rice Telephone Co.

21-166 DC Sealy of Minnesota, Inc.

1623418-2 DC Shebec Mobile Solutions Inc.

1532147-2 DC Shivasai Global Technologies Inc

105-379 DC Shultz & Associates, Ltd.

2111638-2 DC Sierra Vista Natural Foods Cooperative

980010-2 DC Silestone & Marble Distribution Services West Coas

2183145-2 DC SILVER STATE FINANCIAL SERVICES OF MINNESOTA, INC.

699372-3 DC Simply Perches, Incorporated

8M-497 DC Sine Qua Non, Incorporated

1449866-2 DC Skippy Transportation inc

10Q-571 DC Skyway Printing & Copying Inc.

4R-1173 DC SMCA, Inc.

11E-992 DC SoftLink Solutions, Inc.

6L-316 DC Sontra Medical Corporation

102-560 DC Sopheon Corporation

5Y-862 DC Southern Minnesota Construction Company, Inc.

65-770 DC SOUTHERN MINNESOTA SHOPPERS, INC.

1836923-2 DC Sportsman’s Recipes, Inc.

5R-264 DC Spruce Ridge, Inc.

12-594 DC St. Cloud Surgical Center, Inc.

2189459-2 DC STAMM & LARSON INCORPORATED

1C-445 DC Stearns Inc.

1V-871 DC Stevens Van Lines, Inc.

549-AA DC SDOCKBRIDGE INSURANCE COMPANY

9Y-436 DC Stone Suppliers, Inc.

12K-113 DC Stone Systems & Services, Inc.

Charter* Type Business Name 4

800473-4 DC Stone Systems of the Bay Area, Inc.

V-645 DC Straus Knitting Mills, Inc.

11E-827 DC Street Eats Limited

789804-2 DC Stringer Business Systems, Inc.

8C-377 DC Sunnyside, Inc.

8K-515 DC Sunrise Publications, Inc.

1196358-2 DC Sunsoft Consulting Inc.

12A-487 DC SuperShuttle of Minnesota, Inc.

2139622-2 DC SUPERVALU India, Inc.

4X-214 DC SUPERVALU Pharmacies, Inc.

2139622-3 DC SUPERVALU Services USA, Inc.

7C-793 DC Supervalu Transportation, Inc.

4G-227 DC Surgicare of Minneapolis, Inc.

1369501-2 DC Susan Meech, Inc.

1818187-2 DC Swanson Property and Realty, Inc.

1121424-4 DC Sweet Endeavor Inc.

26671-AA DC

1761626-4 DC

3W-799 DC

1461058-2 DC

10G-141 DC

5Y-476 DC

1145272-2 DC

128-352 DC

2139230-2 DC

1E-182 DC

5K-62 DC

12A-420 DC

4M-383 DC

11L-595 DC

4Q-68 DC

3F-333 DC

11P-181 DC

10Q-468 DC

4W-1023 DC

121-912 DC

2Y-349 DC

1R-698 DC

5B-554 DC

2118022-2 DC

11F-483 DC

544080-2 DC

560410-4 DC

1254069-2 DC

5N-591 DC

2N-1048 DC

1510327-2 DC

11T-489 DC

6D-697 DC

1C-955 DC

1889991-2 DC

1M-1074 DC

9M-494 DC

1U-909 DC

5m-225 DC

5X-916 DC

2M-698 DC

1J-780 DC

Syracuse Mining Company

TAMARACK MATERIALS NORTHLAND, INC.

Tamarack Materials, Inc.

TCF International Operations, Inc.

TCF Investments Management, Inc.

TCI Cablevision of Minnesota, Inc.

TCIC, INC.

Technology Savings Group, Inc.

Templeton Funds Annuity Company

Temroc Metals, Inc.

Tescom Corporation

The Firebaugh Group, Inc.

The HoneyBaked Ham Company

The Kenna Group Corporation

THE KOSKOVICH COMPANY, INC.

The Miller Publishing Company, Inc.

The News Room Inc.

The Noodle Shop, Co. - Minnesota, Inc.

THE PRESS OF OHIO, INC.

The Schwan Food Company

The Sportsman’s Guide, Inc.

The Waukon Corporation

ThorWorks Industries, Inc.

Tig-Co, Inc.

Tigerquote.com Insurance Agency of Minnesota, Inc.

TMCK ASSOCIATES, INC.

Toll MN GP Corp.

Total Care Pharmacy, Inc.

Total In-Store Merchandising Enterprises, Inc.

Tower Systems, Inc.

TPB, Inc.

TRANSAMERICA RETIREMENT MANAGEMENT, INC.

Transworld Network, Corp.

Triad Investments, Inc.

Triple J C Inc.

TTM Advanced Circuits, Inc.

Tutronics Corporation

U-Haul Co. of Minnesota

ULTRA PAC, INC.

ULTRA PURE SYSTEMS, INC.

United Healthcare Services, Inc.

United Steel Products Company, Inc.

04/10/2007 List of DC Entities for Global RO Amendment DTN 22404870002 Page 6

Charter#	Type	Business Name
2X-615	DC	UnitedHealth Group Incorporated
5D-113	DC	VADEKO U.S.A. INC.
11F-226	DC	Valspar Credit Corporation
11N-582	DC	Valspar Sourcing, Inc.
6S-663	DC	Valu Ventures, Inc.
2T-24	DC	VAN BLOEM, INC.
2W-979	DC	Vans of Minnesota, Inc.
4K-74	DC	Varsity Spirit Fashions & Supplies, Inc.
1494519-2	DC	Venn Software Solutions Inc.
4Z-319	DC	Veolia ES Rolling Hills Landfill, Inc.
12A-804	DC	Veolia ES Vasko Rubbish Removal, Inc.
3I-535	DC	Veolia ES Vasko Solid Waste, Inc.
1792666-2	DC	Verista Imaging, Inc.
4P-346	DC	Verso Technologies, Inc.
6W-662	DC	VNG, INC.
11D-555	DC	Vibes Technologies, Inc.
1296728-2	DC	Video Chat Systems Inc.
2I-1138	DC	Viking Materials, Inc.
7L-758	DC	Voyageur Disposal Processing, Inc.
10G-623	DC	W.J. Clark & Company, Inc.
9W-498	DC	Wasatch Funds, Inc.
1W-613	DC	Waste Management of Minnesota, Inc.
141-AA	DC	Waterous Company
11J-634	DC	Watershed Cutters, Inc.
5A-256	DC	WAYZATA PHYSICAL THERAPY CENTER, INC.
3W-975	DC	Web.com, Inc.
3X-954	DC	West Materials, Inc.
6D-86	DC	West Suburban Health Partners, Inc.
1644466-2	DC	Widell Real Estate Properties Inc.
3T-26	DC	Willis of Minnesota, Inc.
2-AA	DC	Wilton Reassurance Company
I-553	DC	Woodlake Sanitary Service,Inc.
4T-750	DC	Wound Care Centers, Inc.
10T-54	DC	WriteWright, Inc.
11L-545	DC	WRS Inc.
9U-946	DC	XPERTECH SOLUTIONS INC.
1996011-2	DC	Zimmerman Adjusting Inc.

Charter# Type Business Name

STATE OF MINNESOTA
DEPARTMENT OF STATE
FILED
APR 10 2007 RM

Mark Ritchie
Secretary of State

STATE OF MINNESOTA

DEPARTMENT Of STATE

I hereby certify that this is a SECRETARY OF STATE

true and complete copy of the

document as filed for record in

this office. Dated June 30, 2015 prenda Rosemead BY